WONDER 萬得

Listed on the OTC BB WATG.OB

FY Ends December 31

Price (2/14/07):	$7.13
Market Capitalization:	170.8 M
Revenues (ttm 12/31):	$72.2 M
Net Income (ttm 12/31):	$8.22M
52-Week High/Low:	$7.35 /1.02
Shares Outstanding:	23.96M
EPS (ttm 12/31):	$0.40



Wonder Auto Technology, Inc., through its subsidiary Jinzhou Halla Electrical Equipment Co. Ltd., ("Halla"), is one of the leading starter and alternator manufacturers in the People's Republic of China, ranking second in sales revenues and volumes. The Company's prominent position is in part due to its strong technology and flexible manufacturing setup that give the Company the ability to design and build quickly and cost effectively for both short and long production runs.

China is the second largest new car market in the world. It is also one of the fastest growing markets auto markets. The PRC has stated that it intends to be the largest auto market in the world by 2015 representing about 10% of the global trade value. Moreover, total auto parts sales are expected to reach $156 billion in 2010, representing a CAGR of 20% between 2005 and 2015, according to the Chinese Association of Auto Manufacturers (CAAM).

Investment Highlights

Growing Revenues and Profitability - Wonder Auto has had five consecutive years of revenue and earnings growth. Revenue for 2006 increased 50% over 2005 revenue and net income increased 28.5% in 2006 from net income in 2005. The five year CAGR for revenues is 37.5% and the CAGR for net income is 40.7%. The higher CAGR for net income demonstrates Wonder Auto's ability to grow its revenue and gross profit while keeping its operating costs under control.

Increasing Market Share in a Rapidly Growing Market - Wonder Auto's market share increased from 11% in 2005 to 15% in 2006, according to internal estimates. The growth in market share demonstrates Wonder Auto's success in producing high quality highly competitive products. In 2006, auto production in China grew 27% to 7.28 million vehicles. Growth is expected to continue, with estimates for overall auto production in 2007 up 17% over the prior year, and passenger car volumes expected to grow 25%. The Company intends to grow faster than the overall industry as it increases its exports while maintaining or increasing its domestic market share.

Strong Macro Trends for Sustainable Growth - First time buyers represent 80% of China's car buyers and are a major force behind the growth of the auto industry. Foreign auto companies are flocking to China eager to penetrate the growing domestic auto market. Many of these companies are not just motivated by the cost savings and convenience of sourcing in China, but need to demonstrate a higher percentage of local material content in their vehicles in order to avoid the threat of punitive tariffs on their vehicles.



Revenues ($USM)
$14.68
$22.78
$39.79
$42.27
$48.06
$72.15
$100.00
2001
2002
2003
2004
2005
2006
2007E

Clear Strategy to Become Largest Manufacturer Position By 2008 - Wonder Auto's strategy is to create value by increasing revenues while optimizing gross margins. The Company intends to generate revenues from existing clients and add new clients as well as increase its export business. Wonder Auto intends to optimize its gross margins through favorable product mix, efficient manufacturing practices driven by improved technology and efficient purchasing of raw materials.

Low Cost and Leading Technology Drive Strong Competitive Position - Wonder Auto has established a strong competitive position with a low cost structure and flexible automated manufacturing lines that allow rapid product changeovers. The rapid production changeover is critical to serving small-lot production that is required by its end-markets. It maintains a lean SG&A infrastructure that enables the Company to generate operating margins above the industry norm. The Company also has a strong R&D center which benefits from the Company's joint venture programs. The R&D center has also contributed to improving Wonder Auto's internal cost structure by increasing the efficiency of the Company's manufacturing processes.



Net Income ($USM)
$1.49
$3.37
$5.22
$5.59
$6.40
$8.22
$12.80
2001
2002
2003
2004
2005
2006
2007E

Products - The Company mainly engages in the design, development, manufacture and sale of automotive electrical parts, specifically, alternators and starters in China through its wholly owned subsidiary, Halla. The Company's large manufacturing capability and extensive R&D provide it with a competitive advantage in a market where quality, price and lead time are all crucial to gain a competitive edge.


Alternator
Rotor
Rear Fan
Regulator
Front Fan
Rectifier
Stator

Alternators - An alternator is part of a car engine's electrical system which is connected to the engine belt of a vehicle and converts mechanical energy into electricity to recharge the battery. The battery, in turn, provides power to all electrical devices in the vehicle. The Company has developed, manufactured and sold five series and over 150 models of alternators, which are represented by different sizes and output rates from 65A to 115A. Wonder alternators are designed to produce high outputs while remaining small and lightweight. The size and weight parameters result in the improved cooling performance of integrated fans and higher output from the integrated circuit regulators.


Starter
Magnetic Switch
Pinion Gear
Armature
Planetary Gear


80
70
60
50
40
30
20
10
0
14.7
22.8
39.8
42.3
48.1
72.2
2001
2002
2003
2004
2005
2006
Alternators
Starters
Total



Starters - A starter is part of a car engine's starting system, along with the starter solenoid. At ignition, the starter solenoid is activated and provides power for the starter. The starter then spins the engine a few revolutions to begin the internal combustion process. The starters produced by Wonder are known as planetary type starters. These starters are small and lightweight due to their high speed motors combined with speed reduction systems. Wonder produces five series of starters in diameters (ø), from ø70, to ø100, which produce between 0.85kW to 5.5kW of power.



Facilities - Wonder Auto's main manufacturing facility is on 42,000 sq. m. of land in Jinzhou, China. The Company has three alternator assembly lines and three starter assembly lines. The total production capacity is approximately 1.08 million units of alternators and 1.18 million units of starters, assuming two eight-hour shifts. Wonder Auto is adding capacity for another 600 thousand units of alternators and 520 thousand units of starter by the end of 2007. The Company has ISO9002, QS9000, and TS16949 certifications.

Capacity and Planned Capacity Additions

Alternators	2005	2006	2007 E	Change 2006	2007
	Line A 0.62 M Line C 0.34 M	Line B 0.12 M	Line B Upgrade 0.48 0.6M Line D 0.6 M		
Capacity at year - end	0.96 M	1.08 M	2.16 M	13%	100%
Starters	2005	2006	2007E		
	Line A 0.46 M	Line B 0.46 M Line C 0.26 M	Line D 0.52 M Line C Upgrade 0.08 0.34 M		
Capacity at year - end	0.46 M	1.18 M	1.78 M	157%	51%

Technology - Wonder Auto's development of new products along with its technological excellence is among its key competitive advantages. The Company operates two R&D centers, one at its headquarters in Jinzhou in Liaoning Provinces and one in Beijing. It has 32 R&D personal including university graduates and experts from South Korea. Key to the success its R&D efforts are the joint development programs run with OEM customers. Wonder Auto has 20 joint development programs with OEM manufacturers such as XiaLi, Chery, Nanjing MG Rover, and Beijing Benz DaimlerChrysler. In the past three years, 76% of successful joint development programs have resulted in the Company's engagement as a component supplier.

In addition to its in-house R&D program, Wonder Auto has a strategic alliance with Korea's Hivron, a designer of microchips. Chips that are jointly developed are exclusively sold to Wonder Auto. It also has a technology license with a Japanese manufacturer. Wonder Auto holds 14 patents of its own and has 20 patents under the approval process.

New and Existing Customers Support Revenue Growth
Wonder Auto's three largest customers represented 45% of fiscal 2006 revenue up from 29% in 2005. The Company also supplies 8 of the top 20 car manufacturers in China. In addition to increasing sales to existing customers, Wonder Auto has signed contracts with several new domestic and foreign OEM producers such as Beijing Benz-DaimlerChrysler and Nanjing MG Rover. It is also expanding in international markets with new initial contract wins with LDV Group in the U.K. and Doosan in South Korea.

Low Cost Structure - Wonder Auto is located in Jinzhou province, which has designated auto manufacturing as its strategic industry. Because of its location Wonder is entitled to numerous government incentives, and has favorable labor and land costs. Wonder Auto sources over half its raw material from local companies, which give the Company cost advantages as well as additional quality control. It also allows the Company to maintain a low inventory level, as suppliers are able to deliver orders within hours of the initial request.

Rank in 1st half 2005	Alternator manufacturers	Output (10k)	Starter manufacturers	Output (10k)
1	Shanghai Valeo (1)	111.0	Hubei Shendian (1)	81.5
2	Wonder —JZ Halla (2)	81.8	Shanghai Valeo (2)	71.2
3	Hubei Shendian (3)	52.8	Wonder —JZ Halla (5)	64.5
4	Chengdu Huachuan (6)	37.9	Xiangfan Dongfeng (4)	45.0
5	Huzhou Dehong (5)	36.5	ZhongQi ChangDian (3)	20.5

Numbers in parentheses are 2004 rank; products for agri-vehicles are not included.
Source: Automotive Electrical Component Commission of the China Auto Society, FSSL

Competition - There are more than 60 alternator and starter manufacturers in China with approximately 10 of them directly competing with Wonder Auto. Competition is primarily at the design level, which is why Wonder Auto's joint venture design program is a critical part of the Company's competitive edge. Wonder Auto's ability to compete is illustrated by its increasing market share which has increased from approximately 11% in 2005 to approximately 15% in 2006, based on the company's internal calculations.

Growth Strategy

Wonder Auto has a clearly defined growth strategy focusing on three main areas: growth from existing customers, growth from winning new customers and growth from exports.

New and Existing Product to Existing Customers - The Company's ability to increase sales with existing customers is demonstrated by the increase is sales to the Company's three largest customers. In 2006, sales to Beijing Hyundai Motor increased 96% to $13.7 million; sales to Shenyang Aerospace Mitsubishi increased 132% to $12.8 million; and sales to Harbin Dongan Automotive engine increased 32%.

Winning New Customers - Wonder Auto has increased the number of design and development programs for new customers in 2006. The Company has begun producing starters for Beijing Chrysler, which is the first alliance with a leading OEM producer from North America and the E.U. It has also added Nanjing MG Rover Motor Company Ltd which, along with Beijing Chrysler, broadens the Company's market penetration beyond the mid and low end engine capacity market into larger engine sizes. Wonder Auto has also added several other new local OEM clients in 2006 including Jin Zhou, Yun nan and Anhui Reifeng.


98-07
CAGR
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
1998
1999
2000
2001
2002
2003
2004
2005(E)
2006(E)
2007(E)
Electrical Parts
Maintenance Products & Services

Expanding Exports - Wonder Auto has made early but important progress with preliminary export contracts. At the end of 2006, the Company signed an OEM supply contract with LDV, the second largest van producer in the United Kingdom after Transit. The contract represents a significant milestone in that it proves the Company's products meet the higher quality standards that prevail in the European market and demonstrates its ability to compete in the global markets. The Company has also secured a significant contract with Korean Doosan, providing its initial entry into the Korean OEM market. Wonder Auto's target is to generate 30% of its sales from exports in three to five years.

Experienced Management

Mr. Qingjie Zhao, President & CEO - He is actively involved in strategic planning, business development and corporate policy development. Mr. Zhao joined Halla as Chairman in October 1997. Prior to this, he was employed by Jinzhou Shock Absorber Co., Ltd from January, 1989 as its director of research department and engineer. He became its chief executive officer and chief engineer in 1991 and remained in the post until 1997. After graduating from the Liaoning Industry Academy (the "Academy", formerly Jinzhou Industry Academy) in 1982, Mr. Zhao became a professor and lecturer teaching "automotive design and mechanics", "limited element" and "random vibrations" at the Academy from 1982 to 1989. During that time, Mr. Zhao authored over 10 research theses and participated in numerous research projects. Most notably, Mr. Zhao performed research on the chassis of light vehicles, which was credited with several patents from the State Intellectual Property Office of the PRC.

Mr. Yuncong Ma, COO - is responsible for Halla's overall operations. He has over 30 years of production experience and over 16 years of management experience in the automotive industry. Mr. Ma graduated from the Harbin Institute of Technology in 1970 specializing in machine crafting. After graduation, Mr. Ma worked for Jinzhou Huaguang Electron Tube Factory from 1970 to 1989. During that time, he worked in various posts in its production, technology and corporate structuring departments and was promoted to the post of production manager in 1984. .Afterward, Mr. Ma joined Jinzhou Shock Absorber Co., Ltd. in 1989 as its chief engineer and vice factory manager. He joined Halla in October 1997 as a director and general manager.

Mr. Meirong "Ryan" Yuan, CFO - became Wonder's Chief Financial Officer and Treasurer on June 22, 2006, and he has been the Vice President of Jinzhou Wonder Industrial Co., Ltd. since June 2005. Mr. Yuan also served as a director of Halla since January 2002, and has been studying for his Ph.D in management at the University of Southern California. From July 2003 to June 2005, Mr. Yuan served as the Vice President of Shenzhen Luante Asphalt Advanced Technology Co. Ltd. and was in charge of accounting and finance. From October 2000 to October 2001, Mr. Yuan studied at ISMA Center in England.

Mr. Yuguo Zhao, Vice President, Sales and Marketing - Mr. Zhao is responsible for Halla's sales and after-sales operations. In 1979, Mr. Zhao graduated from the Jinzhou Agriculture Academy (formerly known as Jinzhou Agriculture Automotive School) with a degree in the Agricultural Machinery Department specializing in agricultural automation. Between 1980 and 1996, he worked for Jinzhou Electrical as its production department manager, chief of production and chief of operations, among other posts. He joined Halla in June 1996, as the head of the sales department. Mr. Zhao was promoted to vice president of sales in January 2005.

Mr. Yongdong Liu, Vice President of Production - He oversees the production, purchasing, human resources and administration functions of Halla. Mr. Liu graduated from the Suzhou Institute of Silk Textile Technology with a degree in weaving mechanical design in 1992. Between 1992 and 1996, Mr. Liu worked at Jinzhou Electrical and was responsible for its production technologies. He joined the Halla in June 1996, as a division head in the production department. He later became its department head in May 2001. Mr. Liu was promoted to vice president in January 2005.

Mr. Seuk Jun Kim, Vice President of Research and development - Mr Kim is responsible for Halla's research and Development and quality control functions. In 1981, Mr. Kim graduated from Pohang University of Science and Technology in Korea with a bachelor's degree in automotive electrical engineering. Prior to formally joining Halla in July 2001, Mr. Kim helped oversee the research and development operation of the Halla.

Comparables

Company	Ticker Symbol	Stock Price($)	Market Cap.($)	P/E (ttm)	Net Margin (ttm)	Gross Margin (ttm)	Oper. Margin% (ttm)	Price/Sales (ttm)	Price/Book (ttm)
Wonder Auto	WATG	5.44	130.33M	16.0	11.4%	19.2%	13.8%	1.88	3.41
SORL Auto	SORL	8.72	116.4M	18.44	7.98%	18.08%	11.53%	1.52	5.12
China Automotive Systems	CAAS	9.80	228.2M	52.97	4.90%	25.90%	13.06%	2.64	4.95

Source: Yahoo Finance and Company Reports February 12, 2007

Selected Financial Data

CONSOLIDATED INCOME STATEMENT

Selected Financial Data	Year ended December 31,		
	2006	2005	2004
Revenue			
Sales	$72,150,483	$48,062,805	$42,265,874
Cost of sales	58,289,903	36,787,115	33,073,766
Gross profit	13,860,580	11,275,690	9,192,108
Expenses			
Administrative expenses	1,449,031	1,011,123	732,370
Amortization and depreciation	175,803	127,998	110,962
Other operating expenses	142,442	16,257	1,906
Selling expenses	2,136,655	2,148,426	1,510,470
Total Expenses	3,896,230	3,303,804	2,404,877
Income from operations	**9,964,350**	**7,971,886**	**6,787,231**
Interest income	96,810	28,539	13,554
Other income	356,590	136,711	148,056
Professinal fee for reverse takeover	(159,440)	-	
Finance costs	(1,033,551)	(838,954)	(643,141)
Professional costs			
Equity in NI of unconsolidated affiliates	371,005	-	
Income before income taxes	9,595,764	7,298,182	6,305,700
income taxes	(1,270,391)	(897,256)	(718,298)
Minority interests	(101,827)	-	-
Net income	$8,223,546	$6,400,926	$5,587,402
Earnings per share: basic and diluted	$0.34	$0.37	$0.32
Weighted average number of shares outstanding basic and diluted	23,959,994	17,227,198	17,227,198

Balance Sheet (Amount in thousand U.S. Dollars)

	December 31, 2006	December 31, 2005
Total current assets	56,127	38,467
Total assets	$78,000	$52,090
Total current liabilities	37,194	28,282
Total liabilities	37,194	33,236
Total stockholders' equity	38,227	18,854

For Further Information

Company Contact

Jim Groh, Vice President of Strategic Planning
Telephone: +1 (843) 277-0024
USA Cell: +1 (843) 384-2772
China Cell: +86 138 1738 6476

Investor Relations Contact

Mark Collinson
Partner
CCG Elite
Tel: (310) 231-8600, ext. 117
Email: mark.collinson@ccgir.com